ESCROW AGREEMENT

This Escrow Agreement (this “Agreement”) is made and entered into as of June 15, 2007, by and among the undersigned West Coast Opportunity Fund, LLC, a Delaware limited liability company (the “Purchaser”), Atlas Technology Group (US), Inc., a Delaware corporation (the “Maker”), and Wells Fargo Bank, National Association (the “Escrow Agent”).

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof, by and between the Maker and Purchaser (the “Securities Purchase Agreement”), Purchaser will purchase from the Maker and the Maker will issue and sell to the Purchaser a promissory note in the amount of $2,500,000 on the date set forth above (the “Initial Note”);

WHEREAS, pursuant to the Securities Purchase Agreement, Purchaser will purchase from the Maker and the Maker will issue and sell to the Purchaser a promissory note in the amount of $2,500,000 on July 10, 2007 (the “Secondary Note” and collectively with the Initial Note, the “Notes”);

WHEREAS, the Maker and Purchaser have decided to hold the purchase price for the Notes paid by Purchaser in escrow, to be released in accordance with the provisions set forth in Section 4 below;

WHEREAS, the Escrow Agent is willing to hold and administer the Escrowed Funds (as defined below) in escrow in accordance with the terms of this Escrow Agreement and the Notes; and

WHEREAS, the Securities Purchase Agreement requires each of the Maker and Purchaser to enter into this Agreement with the Escrow Agent.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1.  Deposits and Appointment of Escrow Agent.

(a) Upon execution of the Securities Purchase Agreement, the Initial Promissory Note, the Warrant, and this Agreement, Purchaser shall deposit cash funds with Escrow Agent in the amount of $1,500,000 as partial payment for the securities purchased in the Securities Purchase Agreement in accordance with the following wire transfer instructions (the aggregate amount of such deposit being the “First Deposit”):

Bank Name:	Wells Fargo Bank, N.A.
ABA Routing No.:	121000248
Beneficiary Account No.:	_______________
Beneficiary Account Name:	Corporate Trust Wire Clearing
For further credit to:	22362000, West Coast Opportunity Fund / Atlas Technology Group (US), Inc. Escrow Account

(b) On July 10, 2007, upon execution of the Second Note, subject to the satisfaction of the Conditions set forth in Sections 6 and 7 of the Securities Purchase Agreement, as applicable, Purchaser shall deposit additional cash funds with Escrow Agent in the amount of $2,500,000 in accordance with its obligations under the Securities Purchase Agreement in accordance with the above wiring instructions (the aggregate amount of such deposit being the “Second Deposit,” and collectively, with the First Deposit, the “Deposits”). The Deposits shall be held in escrow under the terms hereof. The Deposits, together with any interest that may accrue thereto, are hereinafter referred to as the “Escrowed Funds”. Escrow Agent is hereby appointed by each of the Maker and Purchaser to act as the escrow agent pursuant to the terms of this Agreement.)

2.  Investment of the Escrowed Funds.

(a) The Escrowed Funds shall be invested by Escrow Agent in such investments as the Maker and Purchaser shall jointly direct in writing in the form of Exhibit A to this Agreement. The Escrow Agent shall invest the Escrowed Funds in alternative investments in accordance with the joint written instructions of the Maker and Purchaser as may from time to time be provided to the Escrow Agent. In the absence of such joint written direction, the Escrow Agent is hereby directed to invest the Escrowed Funds in the Wells Fargo Advantage Funds, 100% Treasury Money Market Fund, Service Class Shares. Any investment earnings and income on the Escrowed Funds shall become part of the Escrowed Funds, and shall be disbursed in accordance with Section 3 of this Agreement.

(b) The Escrow Agent is hereby authorized and directed to sell or redeem any such investments as it deems necessary to make any payments or distributions required under this Agreement. Escrow Agent shall have no responsibility or liability for any loss which may result from any investment or sale of investment made pursuant to this Agreement. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account. The Maker and Purchaser acknowledge that the Escrow Agent is not providing investment supervision, recommendations, or advice.

3.  Escrow Agent’s Duties. Escrow Agent shall have no implied duties under this Agreement, but only the express duties set forth herein which shall be deemed purely ministerial in nature. The Escrow Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians, and/or nominees.

4.  Disbursement of Escrowed Funds. Each of the Maker and Purchaser hereby unequivocally and irrevocably authorizes, directs, and empowers Escrow Agent to hold the Deposits, or such amount of the Deposits remaining in escrow hereunder from time to time after giving effect to one or more disbursements authorized hereby in escrow and to disburse the Escrow Funds in the following manner:

(a)  After entering into contracts for its products with one of the entities set forth on Schedule 1 (the “Entities”) totaling $1,000,000 in annual, non-contingent future revenues to the Maker, (i) the Maker shall send written notice of such to the Escrow Agent and (ii) the Purchaser and shall deliver written instructions to the Escrow Agent directing the Escrow Agent to disburse $1,500,000 of the Escrowed Funds (the “Initial Payment”). Upon receipt by Escrow Agent of such written instructions from the Maker and the Purchaser, the Escrow Agent shall disburse the Initial Payment according to such instructions.

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(b)  After entering into contracts for its products with one or more of the Entities, totaling at least $5,000,000 in non-contingent future revenues to the Maker during the term(s) of such contract(s), (i) the Maker shall send written notice of such to the Escrow Agent and (ii) the Purchaser shall deliver written instructions to the Escrow Agent directing the Escrow Agent to disburse the remaining Escrowed Funds (the “Final Payment”). Upon receipt by Escrow Agent of such written instructions from the Maker and the Purchaser, the Escrow Agent shall disburse the Final Payment according to such instructions.

(c)  If, as of 5:00 p.m. on December 31, 2007 Pacific Standard Time (“PST”), the Escrow Agent has not received (i) notice from the Maker that the Maker has entered into contracts with one of the Entities totaling at least $1,000,000 in annual, non-contingent future revenue and (ii) written instructions from the Purchaser directing the Escrow Agent to disburse the Initial Payment, then the Escrow Agent shall disburse from the Escrowed Funds an amount equal to the First Deposit to the Purchaser in accordance with written instructions from the Purchaser (the “First Return”).

(d)  If, as of 5:00 p.m. on December 31, 2007, PST the Escrow Agent has not received (i) notice from the Maker that the Maker has entered into contracts with one or more of the Entities totaling at least $5,000,000 in non-contingent future revenues to the Maker during the term(s) of such contract(s) and (ii) written instructions from the Purchaser directing the Escrow Agent to disburse the Final Payment, then the Escrow Agent shall disburse from the Escrowed Funds an amount equal to the Second Deposit to the Purchaser in accordance with written instructions from the Purchaser (the “Second Return”).

(e)  The Escrow Agent shall disburse any Escrowed Funds remaining following the First Return and the Second Return to the Maker in accordance with written instructions from the Maker.

5.  Right Not Duty Undertaken. The permissive right of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties.

6.  Termination of Escrow Agent’s Duties. Upon disbursement of the full amount of the Escrowed Funds (including any accrued interest thereon under Section 4 hereof), all of Escrow Agent’s duties in connection with this Agreement shall immediately terminate.

7.  Escrow Agent’s Standard of Care. Escrow Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own gross negligence or willful misconduct. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to Purchaser, Maker or any other person under this Agreement. Escrow Agent shall not incur any liability or be responsible for the consequences of any breach on the part of either the Maker or the Purchaser of any of the covenants herein contained or of any acts of agents, attorneys-in-fact, or employees of either the Maker or the Purchaser. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.

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8.  Indemnification of Escrow Agent. Each of the Maker and the Purchaser hereby irrevocably agrees, jointly and severally, to indemnify and hold Escrow Agent harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, and disbursements of every kind whatsoever, including reasonable attorneys’ fees in defending against any of the foregoing, incurred by or asserted against it relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement, save only those resulting from Escrow Agent’s own gross negligence or willful misconduct.

9.  Limitation of Liability. THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

10.  Escrow Agent’s Acts; No Responsibility and No Implied Knowledge. Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which Escrow Agent believes to be genuine and what it purports to be. Concurrent with the execution of this Agreement, the Maker and Purchaser shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit B-1 and Exhibit B-2 to this Agreement. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of this Agreement or any instructions or directions delivered pursuant hereto. Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement. Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby, except to the extent such action taken or omitted constitutes gross negligence or willful misconduct on the part of Escrow Agent. The Escrow Agent shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Escrow Agent in accordance with the advice of counsel or other professionals retained or consulted by the Escrow Agent. No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

11.  Submission of Disputes to Court. In the event that Escrow Agent is in doubt as to what action is to be taken hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action hereunder so long as such doubt exists. In any such event Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all parties have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and Escrow Agent shall have been notified thereof in a writing signed by all such persons, or (iii) files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrowed Funds and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action. In addition to the foregoing remedies, Escrow Agent is hereby authorized in the event of any doubt as to the course of action it should take under this Agreement, to petition a State District Court of King County, Washington or a United States Federal District Court in the Western District of Washington, for instructions. The parties agree to the jurisdiction of any of said courts over their persons as well as all or any portion of the Escrowed Funds. Each of the Maker and Purchaser waive personal service of process, and agree that service of process by certified or registered mail, return receipt requested, to the address set forth beside such party’s signature to this Agreement shall constitute adequate service. The Maker and Purchaser hereby agree to indemnify and hold Escrow Agent harmless from any liability or losses occasioned thereby and to pay any and all of Escrow Agent’s costs, expenses, and attorneys’ fees incurred in any such action and agree that upon the filing of such petition and deposit of the Escrowed Funds into the registry of the court in which such petition or interpleader action is filed that Escrow Agent will be relieved of any further liability hereunder. In case the Escrowed Funds held by Escrow Agent hereunder shall be the subject of any order of any court or the delivery thereof shall be stayed or enjoined by any judgment or order of any court affecting the Deposits, Escrow Agent hereby is expressly authorized in its sole discretion to obey and comply with all judgments and orders so entered or issued and in case Escrow Agent obeys and complies with any such judgment or order, Escrow Agent shall give written notice of such compliance to each of the Maker and Purchaser, and Escrow Agent shall not be liable to any of the other parties hereto, their successors or assigns or to any other person, firm, or corporation by reason of such compliance.

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12.  Resignation of Escrow Agent. Escrow Agent may resign and be discharged from all further duties and liabilities hereunder by giving to each of the Maker and Purchaser at least ten (10) days prior notice in writing and stating in such notice the effective date of the resignation. If Escrow Agent resigns as aforesaid, a new escrow agent shall, prior to the effective date of such resignation, be appointed by the Maker and Purchaser. If no such person shall have been designated by the effective date of such resignation, all obligations of Escrow Agent, except as provided in the immediately following sentence, shall nevertheless cease and terminate. Escrow Agent’s sole responsibility thereafter shall be to keep, in accordance with the standard of care set forth in Section 4 hereof, the Escrowed Funds held by it and to deliver the same to a person designated by all other parties executing this Agreement or in accordance with the final order or judgment of a court of competent jurisdiction. On any new appointment, the new Escrow Agent shall be vested with the same powers, rights, duties, and responsibilities as if it had been originally named herein as escrow agent without any further assurance, conveyance, act, or deed. If the Maker and Purchaser have failed to appoint a successor escrow agent prior to the effective date of such resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Maker and Purchaser.

13.  Fees and Expenses of Escrow Agent. The Maker hereby agrees to pay the Escrow Agent compensation for its services as stated in the fee schedule attached hereto as Exhibit C. The Maker further agrees that the Escrow Agent shall be reimbursed upon request for expenses, disbursements and advances, including reasonable attorney’s fees, incurred or made by Escrow Agent in connection with carrying out its duties hereunder; provided, however, that between the Maker and Purchaser, any expenses, disbursements, and fees of Escrow Agent that shall be incurred by Escrow Agent as the result of any claim, dispute, or any other controversy arising hereunder shall be the obligation of the party responsible for such expense, disbursement or fee. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Agreement are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Escrow Agent shall be compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such delay, controversy, litigation or event. If any amount due to the Escrow Agent hereunder is not paid within thirty (30) days of the date due, the Escrow Agent in its sole discretion may charge interest on such amount up to the highest rate permitted by applicable law. The Escrow Agent shall have, and is hereby granted, a prior lien upon the Escrowed Funds with respect to its unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights, superior to the interests of any other persons or entities and is hereby granted the right to set off and deduct any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from the Escrowed Funds.

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14.  Income Tax Allocation and Reporting.

(a)  The Maker and Purchaser agree that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Maker, whether or not such income was disbursed during such calendar year.

(b)  Prior to closing, the Maker and Purchaser shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request. The Maker and Purchaser understand that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrowed Funds.

(c)  To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrowed Funds, the Escrow Agent shall satisfy such liability to the extent possible from the Escrowed Funds. The Maker and Purchaser shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrowed Funds and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent. The indemnification provided by this Section 14(c) is in addition to the indemnification provided in Section 8 and shall survive the resignation or removal of the Escrow Agent and the termination of this Agreement.

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15.  Miscellaneous Provisions.

(a)  Failure by any party to insist upon or enforce any of its rights under this Agreement shall not constitute a waiver thereof by such party or a waiver of any subsequent breach of the same or a different provision hereof.

(b)  Neither this Agreement nor any right created hereby shall be assignable by any of the parties hereto without the written consent of the other of such parties hereto.

(c)  Subject to the provisions of Section 15(b), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)  This Agreement may not be amended or changed in any respect except by a written instrument signed by all parties hereto. Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission, or supersession of this Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

(e)  All certifications, notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, if sent by delivery service, if given by facsimile or other similar form of communication (with receipt confirmed) or if given by depositing the same in the United States mail first class, postage prepaid, certified or registered. The same shall be deemed to have been duly given when received by the person to whom the notice was directed; provided, however, that notice to each of the Maker or Purchaser, but not Escrow Agent, shall be conclusively deemed given at 10:00 a.m. PST on the third business day after the date of deposit in the United States mail when sent by certified or registered mail, postage prepaid, return receipt requested. Notice shall be given to the parties at the addresses set forth on the signature pages hereto (or at such other address as shall be given in writing by any party to the other parties). Notices to Escrow Agent will be effective only upon actual receipt thereof.

(f)  This Agreement and the terms and provisions hereof shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. This Agreement is performable in King County, Washington, and venue in any litigation pursuant hereto shall be in King County, Washington.

(g)  Each of the parties hereto acknowledges and agrees that the remedy at law in the event of a breach of any provision of this Agreement by each such party would be inadequate, and each party hereto agrees that the other, non-breaching party, in addition to all other remedies such other party may have, shall have the right to injunctive relief.

(h)  This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto.

(i)  If any party hereto is required to institute legal proceedings in order to enforce its rights hereunder, then the party prevailing in any such legal proceedings shall be reimbursed by the non-prevailing party for its legal fees and court costs in connection therewith.

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(j)  This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same agreement. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document

16.  Merger or Consolidation. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

MAKER:

ATLAS TECHNOLOGY GROUP (US), INC.
a Delaware corporation

By:
	Name:	Peter B. Jacobson
	Title:	President

Address for Notice: Atlas Technology Group (US), Inc. 2001 152nd Avenue NE Redmond, Washington 98052 Attn: Peter B. Jacobson Facsimile: (949) 723-0970

With a Copy (which shall not constitute notice) sent to: Hughes & Luce LLP 1717 Main Street, Suite 2800 Dallas, Texas 75201 Attn: I. Bobby Majumder, Esq. Facsimile: (214) 939-5849

ESCROW AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
	Name:	Scott Thompson
	Title:	Vice President

Address for Notice: Wells Fargo Bank, N.A. Corporate Trust Services 1300 SW Fifth Avenue, 11th Floor MAC P6101-114 Portland, OR 97201 Attn: Scott Thompson Facsimile: (503) 886-3300

[Signature Page to Escrow Agreement]

PURCHASER:

WEST COAST OPPORTUNITY FUND, LLC
a Delaware limited liability company

By:
Name:
Title:

Address for Notice: 2151 Alessandro Drive, Suite 100 Ventura, CA 93001 Attn: Atticus Lowe, CFA Facsimile: (805) 648-6488

With a Copy (which shall not constitute notice) sent to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York  10173
Attn:   Stephen E. Older, Esq.
Meir A. Lewittes, Esq.
Facsimile: (212) 547-5444

[Signature Page to Escrow Agreement]

EXHIBIT A

Agency and Custody Account Direction
For Cash Balances

Direction to use Wells Fargo Advantage Funds for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit A is attached.

You are hereby directed to invest, as indicated below or as I shall direct further from time to time, all cash in the Account in the following money market portfolio of Wells Fargo Advantage Funds (the “Fund”) or another permitted investment of my choice (Check One):

___ Wells Fargo Advantage Funds, 100% Treasury Money Market Fund

___ Wells Fargo Advantage Funds, Government Money Market Fund

___ Wells Fargo Advantage Funds, Cash Investment Money Market Fund

___ Wells Fargo Advantage Funds, Prime Investment Money Market Fund

___ Wells Fargo Advantage Funds, Treasury Plus Money Market Fund

I acknowledge that I have received, at my request, and reviewed the Fund’s prospectus and have determined that the Fund is an appropriate investment for the Account. Each Fund’s prospectus can be downloaded from the Wells Fargo website at
http://www.wellsfargoadvantagefunds.com/html/welcome/fund_list/service.htm

I understand from reading the Fund's prospectus that Wells Fargo Funds Management, LLC ("Wells Fargo Funds Management"), a wholly-owned subsidiary of Wells Fargo & Company, provides investment advisory and other administrative services for the Wells Fargo Advantage Funds.  Other affiliates of Wells Fargo & Company provide sub-advisory and other services for the Funds.  Boston Financial Data Services serves as transfer agent for the Funds.  The Funds are distributed by Wells Fargo Funds Distributor, LLC, Member NASD/SIPC, an affiliate of Wells Fargo & Company.  I also understand that Wells Fargo & Company will be paid, and its bank affiliates may be paid, fees for services to the Funds and that those fees may include Processing Organization fees as described in the Fund's prospectus.

I understand that you will not exclude amounts invested in the Fund from Account assets subject to fees under the Account agreement between us.

I understand that investments in the Fund are not obligations of, or endorsed or guaranteed by, Wells Fargo Bank or its affiliates and are not insured by the Federal Deposit Insurance Corporation.

I acknowledge that I have full power to direct investments of the Account.

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

I understand that if I choose to communicate this investment direction solely via facsimile, then the investment direction will be understood to be enforceable and binding.

Authorized Representative West Coast Opportunity Fund, LLC	Authorized Representative Atlas Technology Group (US), Inc.

Date	Date

EXHIBIT B-1
CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of West Coast Opportunity Fund, LLC and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-1 is attached, on behalf of West Coast Opportunity Fund, LLC.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT B-2
CERTIFICATE AS TO AUTHORIZED SIGNATURES

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Atlas Technology Group (US), Inc. and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit B-2 is attached, on behalf of Atlas Technology Group (US), Inc.
Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT C
FEES OF ESCROW AGENT

ADMINISTRATION FEE:	$1,500.00

Administration Fee compensates Wells Fargo for normal administrative duties including routine account management, investment transactions, cash transaction processing (including wires and check processing), disbursement of the funds in accordance with the agreement, and mailing of account statements to all applicable parties.

The Administration Fee is payable in advance at the time of Escrow Agreement execution. The Administration Fee will not be prorated in case of early termination.

OUT-OF-POCKET EXPENSES:	AT COST

Wells Fargo reserves the right to bill at cost for out-of-pocket expenses such as, but not limited to, express mail, wire charges and travel expenses, if required, incurred in connection with a closing.

ASSUMPTIONS:

•	Number of funds/accounts: One (1)

•	Number of Deposits: Two (2)

•	Number of Withdrawals: Two (2)

•	Term of the Escrow Account: Less than One Year

NOTE:
The transaction underlying this proposal, and all related legal documentation, is subject to review and acceptance by Wells Fargo Bank in accordance with industry standards. Should the actual transaction materially differ from the assumptions used herein, Wells Fargo Bank reserves the right to affirm, modify or rescind this proposal. Acceptance of the appointment as Escrow Agent is subject to the receipt of requested Due Diligence information on each of the signing parties to the agreement as required by the USA Patriot Act. All funds will be received from or distributed to a domestic or an approved foreign entity. Fees are subject to periodic review and adjustment